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                                  Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-38611) of JDN Realty Corporation and the related Prospectus, the Registration Statement (Form S-3 No. 33-90868) pertaining to the JDN Realty Corporation Dividend Reinvestment and Stock Purchase Plan and the related Prospectus, and the Registration Statement (Form S-8 No. 333-1848) pertaining to the JDN Realty Corporation 1993 Incentive Stock Plan, the JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan, and the JDN Realty Corporation 1995 Employee Stock Purchase Plan and the related
Prospectus of our report dated February 27, 1998, with respect to the consolidated financial statements and schedules of JDN Realty Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                               ERNST & YOUNG LLP




Atlanta, Georgia
March 18, 1998